AMENDED PURCHASE AGREEMENT

      THIS AMENDED AGREEMENT is hereby made and entered into this 9th day of December, 2005.

AMONG:

            EMPLOYEE LEASING SERVICES, INC., 3235 Omni Dr., Cincinnati, OH 45245

            (the "Seller" or "ELS");

AND:        RESOLVE STAFFING, INC., 105 N. Falkenburg, Suite B., Tampa, FL 33619

            (the "Purchaser").

                             WITNESSES THAT WHEREAS:

A. The Seller conducts the business of providing temporary staffing services (the "Business") to companies (the "Companies");

B. The Seller and Purchaser originally entered into an Asset Purchase Agreement on February 7, 2005 ("Asset Purchase Agreement") that provided for the sale and purchase of certain of the assets and liabilities of the Business, but that the parties now desire to amend the terms of the Asset Purchase Agreement, with retroactive effect back to February 7, 2005; and

C. The Seller has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Seller certain segments of the Business of the Seller on the amended terms and conditions set forth in this Agreement;

      NOW THEREFORE in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the parties represent, warrant, covenant and agree as follows:

1.0   PURCHASE AND SALE

1.1   Subject to the terms  and  conditions of this  Agreement,  effective as of
            February 7, 2005, the date of the Asset Purchase Agreement, (hereinafter defined as the "Closing Date") the Seller will sell, transfer and assign to the Purchaser, free and clear of all liens, charges and encumbrances except as may be specifically permitted hereby, and the Purchaser will purchase from the Seller, the Business and all of the outstanding shares of the capital stock or outstanding membership interests of the Business (collectively, the "Equity Interests"), which are described in more
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            detail in Schedule "A" to this Agreement, which is hereby
            incorporated herein by reference.

2.0   PURCHASE PRICE

2.1 The purchase price, or consideration payable by the Purchaser to the Seller for the Business and the Equity Interests (the "Purchase Price") which is equal to:

      (a) 13,000,000 shares of the common stock, par value $ $0.0001 per share, of Resolve Staffing, Inc. ("Shares"), a Nevada corporation, to be issued at the Closing Date, which shares shall be issued as designated by the Seller. The Shares shall be deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act of 1933.

      (b) Upon receipt from the Seller of appropriate written instructions, on the Closing Date, the Shares may be issued in the individual names of the two shareholders of the Seller, in the respective amounts as instructed by the Seller, so long as the combined number of Shares to issue by the Purchaser totals 13,000,000 Shares.

      (c) As further consideration supporting this Agreement, the Purchaser shall issue to the Seller a promissory note in an amount not to exceed $1,500,000 ("Note"), payable on demand, representing the Purchaser's obligation to repay the Seller the face amount of said Note for indebtedness paid or assumed by the Seller and that is associated with the Business.

3.0   ALLOCATION OF PURCHASE PRICE

3.1 The Purchase Price will be allocated among the Equity Interests as may be determined by the Purchaser on advice from its certified public accountant and/or the Seller's chief financial officer.

4.0   PAYMENT OF THE PURCHASE PRICE

4.1   The Purchase Price will be paid as follows:

      (a) At Closing, the Purchaser shall deliver to the Seller, 13,000,000 Shares of Resolve Staffing, Inc. common stock in the name of the Seller, or as instructed by the Seller, in the name of the Seller's assignee(s); and

      (b) At Closing, the Purchaser shall issue and deliver the Note to the Seller representing the Assumed Liabilities.

5.0    CLOSING AND POSSESSION
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                                      -3-


5.1 The completion of the amended agreement and the transactions contemplated hereby (the "Closing") will take place as of the date hereof, but shall be deemed to be effective retroactively as of 5:00 p.m. local time on the 7th day of February, 2005 at the offices of the Seller located at 3235 Omni Dr., Cincinnati, OH 45245 or at such other place, date, and time as may be mutually agreed upon by the parties hereto.

6.0   CONFIDENTIALITY AND NON-COMPETITION

6.1 The Seller will treat all non-public aspects of the Business as strictly confidential and will not disclose or communicate or cause to be disclosed or communicated non-public aspects of the Business to any person except as may be consented to in writing by the Purchaser.

6.2 The Seller will initiate and maintain an appropriate internal program limiting the internal distribution of non-public aspects of the Business to its directors, officers, employees, servants and agents on a "need to know" basis, and will obtain appropriate non-disclosure agreements from any and all persons who may have access to non-public aspects of the Business.

6.3 After Closing, the Seller will not directly or indirectly participate in any business which is in direct competition with the Business, and will not use any information respecting customers and potential customers in direct or indirect competition with the Purchaser; and without limiting the generality of the foregoing, the Seller will not:

         (a) carry on any portion of the Business or use or otherwise exploit, directly or indirectly, any aspect of the Business; or

         (b) permit the use or other exploitation of any Business assets by any director, officer, employee, contractor or agent of the Seller,

6.4 At or after the Closing, the Seller and the Purchaser shall agree on a form of press release that will thereafter be immediately disseminated to the "newswire services" announcing the consummation of this Agreement. Provided further, the parties shall cooperate in the preparation and filing of any and all reports that are required to be filed by the Purchaser disclosing the terms of this Agreement, pursuant to the Securities Exchange Act of 1934.

7.0  ASSUMPTION OF BUSINESS INDEBTEDNESS

7.1 From and after the Closing, subject to the terms and conditions of this Agreement, the Purchaser will assume and pay the outstanding indebtedness of the Seller's Business, which indebtedness will be incorporated into the form and amount of the Note to be delivered by the Purchaser to the Seller. Purchaser will not assume any indebtedness that is not incorporated into the Note and the Purchaser shall be indemnified against any such undisclosed liabilities not incorporated into the form of Note to issue by the Purchaser and the Purchaser shall be held harmless thereon by the Seller.

7.2 From and after the Closing the Purchaser will, assume, perform, and discharge the Seller's obligations and liabilities in respect of the Business. Contracts.

8.0  REPRESENTATIONS OF THE SELLER

8.1 The Seller represents and warrants to the Purchaser, with the intent that the Purchaser shall rely upon such representations and warranties in concluding the transactions contemplated hereby, that:

         (a) the Seller is a corporation that is duly incorporated, valid existing, and in good standing under the laws of Ohio, and it has the power, authority, and capacity to carry on the Business as presently conducted and to enter into this Agreement and carry out its terms;

         (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Seller, and this Agreement constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

         (c) the Seller has previously disclosed to the Purchaser in writing all material particulars relating to any officers, directors, employees, and agents of the Seller including particulars of any contracts, engagements, or commitments, whether oral or written, respecting all aspects of the Business and the Assumed Liabilities;

         (d) except as will be remedied by those consents, approvals, releases and discharges which will be delivered by the Seller at Closing, neither the execution and delivery of this Agreement nor the performance of the Seller's obligations hereunder will:

                  (i) violate or constitute default under the organizational documents, by-laws, or articles of incorporation of the Seller, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Seller, the Business or any of the assets, or any contract, agreement, instrument, covenant, mortgage or security to which the Seller is a party or which is binding upon the Seller,

                  (ii) give any person the right to terminate or cancel any contract, agreement, instrument, covenant, mortgage or security in favor of the Seller,

                  (iii) result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable, or

                  (iv) give rise to acceleration of the time for payment of any moneys payable or for the performance of any obligation to be performed by the Seller;

         (g) the Seller owns and possesses and has good and marketable title to the Business and the Equity Interests free and clear of all liens, charges, and encumbrances of every kind and nature whatsoever;

         (h) the Seller does not have any indebtedness which might be by operation of law or otherwise now or hereafter may constitute a lien, charge, or encumbrance upon any of the Equity Interests;

         (k) the Seller has previously disclosed to the Purchaser all contracts, engagements and commitments, whether oral or written, relating to the Business or the Equity Interests, including in particular contracts, engagements, and commitments;

         (l) the Seller has previously provided to the Purchaser an accurate and complete description of all material information relating to the Business and, except as previously disclosed by the Seller to the Purchaser in writing:

                  (i) there has not been any default in any obligation or liability in respect of any contracts, engagements, or commitments of the Business;

                  (ii) there has not been any amendment, modification, variation, surrender, or release of any contracts, engagements, and commitments of the Business; and

                  (iii) all contracts, engagements, and commitments of the Business are in good standing and in full force and effect;

         (m) the Seller has previously provided to the Purchaser an accurate and complete description of all instruments evidencing or relating to, and all material particulars of the Assumed Indebtedness represented by the Note;

         (n) the amount of Assumed Indebtedness as at the Closing Date will not exceed US $1,500,000 and shall be incorporated into the form of Note to be delivered on the Closing Date;

         (o) there is no basis for and there is no action, suit, litigation, investigation, arbitration proceeding, governmental proceeding or other proceedings (including appeals and applications for review) outstanding, pending, threatened against or involving, affecting or possibly affecting the Seller, the Business or the Equity Interests; or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, officer, instrumentality or arbitrator, which, if determined adversely to the Seller, might adversely affect the ability of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby, or adversely affect the Business or the Equity Interests, either at law or in equity, or the Seller' ability to dispose of the Business and the Equity Interests in its sole discretion; or any investigations, complaints, orders, directives or notices of defect or non-compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or threatened against the Seller or in respect of the Business or any of the Equity Interests;

         (p) the facts contained in all "due diligence" and other disclosure materials provided by the Seller to the Purchaser are substantially true and correct, and the Seller does not have any information or knowledge of any facts relating to the Business or the Equity Interests, which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions contemplated by this Agreement;

         (q) the representations and warranties of the Seller included in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Business and the Equity Interests;

         (r) all financial statements of the Seller have been prepared in accordance with generally accepted United States accounting principles consistently applied and present fairly and completely the assets and liabilities, whether accrued, absolute, contingent or otherwise, and the financial condition of the Seller and the results of the operation of the Business for the periods reported thereby; and the Seller has disclosed to the Purchaser in writing all material financial information respecting the Seller, the Business and the Equity Interests as at the date of this Agreement and as of the Closing Date;

         (s) the books and records of the Seller present fairly and completely in all material respects, in accordance with sound accounting practices consistently applied, the matters which such books and records purport to present, and all material financial transactions of the Seller relating to the Business and the Equity Interests have been accurately recorded in such books and records;

         (t) since the date of the most recent financial statements of the Seller provided to the Purchaser, there has not been:

                  (i)      any  change,   event,  or  circumstance  which  would
                           adversely affect the affairs, prospects, operation, or condition of the Business;

                  (ii)     any loss, damage, or defaults,  which would adversely
                           affect  the  affairs,   prospects,   operations,   or
                           condition of the Business.

8.2 Notwithstanding any investigations or inquiries made by or on behalf of the Purchaser prior to Closing or the waiver of any condition by the Purchaser, the representations and warranties of the Seller shall survive the Closing and, notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect for the benefit of the Purchaser until the third anniversary of the Closing Date, with the exception that all representations and warranties with respect to tax matters shall continue in full force and effect until the date that is one year after the date on which the last applicable limitations period under the applicable income tax or other tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to tax matters, and with the further exception that there shall be no limit on the representations and warranties relating to ownership of the Seller to the Business and the Equity Interests.

9.0   REPRESENTATIONS OF THE PURCHASER

9.1 The Purchaser represents and warrants to the Seller, with the intent that the Seller shall rely upon such representations and warranties in concluding the transactions contemplated hereby, that:

      (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms; and

      (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms.

9.2 The representations and warranties of the Purchaser shall survive the Closing and, notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect for the benefit of the Seller until the third anniversary of the Closing Date.

10.   COVENANTS OF THE SELLER

10.1  From the date of this Agreement to the Closing, the Seller will:

      (a) not make or agree to make any payment to pay the officers, directors, employees, or agents of the Seller except in the ordinary course of business and at the regular rates of compensation now in effect or at reasonable reimbursement for expenses incurred by such persons in connection with the Business;

      (b) conduct the Business diligently and only in the ordinary course, keep the Business and the Equity Interests in their present state, and endeavor to preserve the organization of the Business intact and the goodwill of the clients and others having business relations with the Seller relating to the Business;

      (c) afford the Purchaser and its authorized representatives full access during normal business hours to the Business, the assets and material contracts of the Business and the Assumed Indebtedness and without limitation all title documents, leases, contracts, books, records, and other such materials relating to the Business, and furnish such copies thereof and other information, as the Purchaser may reasonably request; and

      (d)   procure  and  obtain all such  consents,  approvals,  releases,  and
            discharges   as  may  be   required   to  effect  the   transactions
            contemplated hereby.

10.2 The Seller covenants and agrees to indemnify and hold harmless the Purchaser and the Purchaser's representatives, agents, employees, attorneys and other consultants, from and against:

      (a) except those which by the terms of this Agreement are to be assumed or paid by the Purchaser, any and all debts, obligations and liabilities, whether accrued, absolute, contingent or otherwise, existing at the time of Closing, respecting the Business or the Equity Interests and the Assumed Liabilities, and the Purchaser may, but will not be bound to, pay or perform same and all moneys so paid by the Purchaser in so doing will constitute indebtedness of the Seller to the Purchaser which the Purchaser may, but shall not be obligated to set off against obligations of the Purchaser to the Seller;

      (b) any and all loss, costs, damage or deficiency resulting from any misrepresentation, misstatement, breach of warranty or the non-fulfillment or breach of any covenant on the part of the Seller under this Agreement or under any document or instrument delivered in connection with this Agreement; and

      (c) any and all claims, actions, suits, proceedings, demands, assessments, judgments, charges, penalties, costs and expenses, including the full amount of any legal expenses involved to the Purchaser and the Purchaser's agents as aforesaid, which arise or are made or claimed against or are suffered or incurred by the Purchaser in respect of any of the foregoing, which actions or claims shall include any civil, administrative, criminal or other regulatory claim that may be made against the Purchaser or the Purchaser's agents as described aforesaid;

      (d) any federal, state or local income or capital gains taxes, charges, or claims assessed against the Seller as a result of the Seller's sale and transfer of the Business, the Equity Interests and the Assumed Liabilities, to the Purchaser in accordance with this Agreement.

10.3  Confidential Information.

      (a) The receiving party of confidential information ("Receiving Party") shall treat as confidential all of the disclosing party's ("Disclosing Party") Confidential Information. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure or improper or illegal use of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure or improper or illegal use of the Disclosing Party's Confidential Information.

      (b) Either party shall be entitled to seek equitable relief to protect its interest in any of its Confidential Information, including injunctive relief.

      (c) In the event either party is required to disclose the other party's Confidential Information pursuant to applicable law or regulation, or the order or requirement of a governmental entity, the party required to disclose such information shall provide prompt notice thereof to the other party to allow such party the opportunity to obtain a protective order or similar protection prior to such disclosure.

10.4 Public Disclosure. No party shall issue any statement or communication to any third party (other than to their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to the parties' respective obligations to comply with applicable securities laws.

10.5 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, the parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and effectuate the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. If required, as soon as may be reasonably practicable, each of the Seller and the Purchaser shall file pre-transaction notification forms required by the transactional notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Seller and Purchaser shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which may reasonably be required by the competition or transactional control authorities of any other jurisdiction and which the Parties may reasonably deem appropriate. Notwithstanding anything in this Section to the contrary, nothing herein shall require any party or any of its subsidiaries or affiliates to agree to any divestiture of any of its respective businesses, assets or properties, or otherwise agree to the imposition of any limitation on the ability of any of them to conduct their respective businesses or to own or exercise control of such businesses, assets or properties.

11.0  COVENANTS OF THE PURCHASER

11.1 From the date of this Agreement to the Closing, the Purchaser will make all reasonable best efforts to obtain and procure in cooperation with the Seller all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

12.0  NON-MERGER

12.1 The representations, warranties, covenants, and agreements of the Seller set forth in this Agreement and those contained in the documents and instruments delivered in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein, unless such waiver expressly releases the Seller of such representations, warranty, covenant, or agreement, or any investigation by the Purchaser, will remain in full force and effect.

12.2 The representations, warranties, covenants, and agreements of the Purchaser set forth in this Agreement and those contained in the documents and instruments delivered in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein, unless such waiver expressly releases the Purchaser of such representations, warranty, covenant, or agreement, or any investigation by the Seller, will remain in full force and effect.

13.0  CONDITIONS PRECEDENT

13.1 The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

      (a) that the representations and warranties of the Seller contained herein are true and correct on and as of the Closing Date, except as may be disclosed in writing to, and approved by, the Purchaser;

      (b) that all covenants, agreements, and obligations hereunder on the part of the Seller to be performed or complied with at or before the Closing, including in particular the Seller's obligation to deliver the documents and instruments herein provided for, have been performed and complied with as of the Closing;

      (c) that from the date hereof to the Closing no change, event, or circumstance has occurred which materially adversely affects the Business or the Equity Interests or the prospects, operation, or condition of the Business or the Equity Interests, or which, in the reasonable opinion of the Purchaser, significantly reduces the value of the Business or the Equity Interests;

      (d) that from the date hereof to the Closing there has not been any substantial loss, damage, or destruction, whether or not covered by insurance, to any of the Business or the Equity Interests; and

      (e) no action, suit or proceeding shall have been commenced or shall be pending or threatened against the Seller;

      (f) the Purchaser shall have received approval of the board of directors of the Purchaser and any required approvals or notices of acceptance or consent from governmental and regulatory authorities, including without limitation any applicable securities regulatory authorities; and

These conditions are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing at any time.

13.2 The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

      (a) that the representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date except as may be disclosed in writing to, and approved by, the Seller; and

      (b) that all covenants, agreements, and obligations hereunder on the part of the Purchaser to be performed or complied with at or before the Closing, including in particular the Purchaser's obligation to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing.

These conditions are for the exclusive benefit of the Seller and may be waived in whole or in part by the Seller in writing at any time.

14.0     TRANSACTIONS OF THE SELLER AT THE CLOSING

14.1 At the Closing the Seller will execute and deliver or cause to be executed and delivered all documents of transfer and assignment, conveyances, bills of sale, transfers, assignments, agreements, certificates, documents, and instruments as may be necessary to effectively vest good and marketable title to the Business and the Equity Interests in the Purchaser, free and clear of any liens, charges, and encumbrances, except as may be otherwise specifically provided herein, and without limiting the foregoing will execute and deliver or cause to be executed and delivered:

      (a)   a general conveyance and physical delivery of the Equity Interests;

      (b) all consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby;

      (c) a true executed copy of a resolution of the directors of the Seller duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

      (d) a true executed copy of a resolution of the shareholders of the Seller duly passed authorizing and approving the sale of the Equity Interests as contemplated hereby, or an opinion of legal counsel, in form and substance acceptable to the Purchaser, acting reasonably, to the effect that such a resolution is not required for the Seller to perform its obligations hereunder and to convey title to the Equity Interests to the Purchaser;

      (e) a certificate of the secretary of the Seller dated the Closing Date, acceptable in form and content to the Purchaser, certifying that the conditions set out in Section 13.1 have been satisfied;

      (f) unless specifically waived by the Purchaser at Closing, a favorable legal opinion of legal counsel to the Seller, in form satisfactory to the Purchaser, that all necessary steps and corporate proceedings have been taken by the Seller to permit the sale of the Equity Interests as contemplated hereby, that this Agreement and all documents and instruments delivered pursuant hereto have been duly and validly authorized, executed, and delivered by the Seller and will constitute valid and legally binding obligations of the Seller, and confirming such other matters as the Purchaser may reasonably require; and

      (g) all such other documents and instruments as the Purchaser may, on advice from its legal counsel, reasonably require to give effect to the transactions contemplated hereby.

15.0  TRANSACTIONS OF THE PURCHASER AT THE CLOSING

15.1  At the Closing the Purchaser will deliver or cause to be delivered:

      (a) a true and executed copy of a resolution of the board of directors of the Purchaser duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

      (b) a true and executed copy approved by the board of directors of the Purchaser dated the Closing Date, acceptable in form and content to legal counsel of the Seller, certifying that the conditions precedent set out in Section 13.2 have been satisfied;

      (c) common stock certificates issued by the Purchaser to the Seller and/or the Seller's designee(s) representing 13,000,000 Shares of the common stock of the Purchaser, par value $.0001 per share;

      (d)   delivery of the Note representing the Indebtedness;

      (e) all such other documents and instruments as the Seller or its legal counsel may reasonably require to give effect to the transactions contemplated hereby.

17.0  GENERAL PROVISIONS

17.1 The Seller warrants to the Purchaser that no agent or other intermediary has been engaged by the Seller in connection with the purchase and sale herein contemplated.

17.2 Time is of the essence of this Agreement and all transactions contemplated hereby.

17.3 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

17.4 This Agreement may not be assigned by either party without the prior written consent of the other party.

17.5 This Agreement will endure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

17.6 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

17.7 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by telex or telecopy, and addressed to the proper party at the address stated below:

      (a)   if to the Seller:

            3235  Omni Dr., Cincinnati, OH 45245

      (b)   if to the Purchaser: 105 N. Falkenburg, Suite B., Tampa, FL 33619

17.8 The Schedules attached are incorporated into this Agreement and form a part hereof. All terms defined in the body of this Agreement will have the same meaning in the Schedules.

17.9 This Agreement is dated for reference December ___, 2005 and is made effective retroactively as of February 7, 2005 and will become binding as of the date of execution and delivery by all parties. The terms and provisions contained in this Agreement shall amend and supercede the Asset Purchase Agreement executed by the Purchaser and Seller as of February 7, 2005.

17.10 The terms "this Agreement", "hereof", "herein", "hereby", "hereto", and similar terms refer to this Agreement and not to any particular section, paragraph, or other part of this Agreement. References to particular sections or subsections are to sections or subsections of this Agreement unless another document is specified.

17.11 The headings appearing in this Agreement are for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement.

17.12 This Agreement will be governed by and construed in accordance with the laws of Ohio.

      IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

RESOLVE STAFFING, INC.

-----------------
Ron Heineman, CEO

EMPLOYEE LEASING SERVICES, INC.

-----------------
Ron Heineman, CEO

                                LIST OF SCHEDULES

Schedule "A"........................................... List of Equity Interests

         1. 985,500 shares of common stock , par value $.01 per share of Five Star Staffing, Inc.

         2. 1,000 shares of common stock, par value $.01 per share of Five Star Staffing (New York), Inc.,

3. 100% of the issued and outstanding membership interests of American Staffing Resources, Ltd., and

4. 100% of the issued and outstanding membership interests of ELS Personnel Services, LLC.


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